                                                                   EXHIBIT 10.12

                        EXECUTIVE EMPLOYMENT AGREEMENT


          This Executive Employment Agreement ("Agreement") is dated as of February 1, 1997, between Inference Corporation, a Delaware corporation (the "Company"), and Peter R. Tierney (the "Executive").


                                 WITNESSETH:


          WHEREAS, the Company believes that the Executive is a valued employee of the Company and wishes to ensure his continued employment with the Company and document the terms of the Executive's employment by the Company.


          WHEREAS, the Company also has determined that it is in the best interests of the Company and its stockholders to reinforce and encourage the continued attention and dedication of certain key members of the Company's management, including the Executive, to their assigned duties without distraction in uncertain circumstances arising from the possibility of a change in control of the Company.


          WHEREAS, the Company also has determined that it is in the best interests of the Company and its stockholders to minimize the personal considerations of certain key members of management in their evaluation of any offers for a change in control of the Company.


          WHEREAS, the Company has determined that the loss of the Executive's services would have a detrimental effect on an effort to effect a change in control of the Company (in the event the Company determines to effect such a change in control of the Company).


          NOW, THEREFORE, in consideration of the foregoing and the mutual promises and conditions contained herein, the parties hereto agree as follows:


                                 ARTICLE I

                                 EMPLOYMENT

          I.1  Employment.  The Company employs the Executive and the Executive
               ----------
hereby accepts employment as the President and Chief Executive Officer of the Company upon the terms and conditions hereinafter set forth.


          I.2  Term.  The employment of the Executive by the Company under the
               ----
terms and conditions of this Agreement will commence on the date hereof and continue for a period of two (2) years ("Employment Term").


          I.3  Executive Duties.  As the Company's President and Chief Executive
               ----------------
Officer, the Executive shall perform such duties as are requested by and shall report directly to the Company's Board of Directors. The Executive agrees to devote his full business time (with allowances for vacations and sick leave) and attention and best efforts to the affairs of the Company and its subsidiaries and affiliates during the term of employment.


          I.4  Termination of Prior Employment Arrangement.  Immediately upon
               -------------------------------------------
the commencement of Executive's employment pursuant to the terms of this Agreement, that certain letter agreement dated December 4, 1990 by and between Executive and the Company, as amended heretofore, shall terminate and shall be of no further force or effect.

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                                 ARTICLE II
                           COMPENSATION AND BENEFITS


          II.1  Annual Salary.  During the Employment Term, the Company shall
                -------------
pay to the Executive a base salary as provided in Exhibit A, payable in substantially equal semimonthly installments. The Company will review annually and may, in the discretion of the Board of Directors, increase such base salary in light of the Executive's performance, inflation, in cost of living or other factors. The Company also shall pay to the Executive an annual incentive compensation bonus to be calculated and paid as set forth on Exhibit A. For purposes of this Agreement, the Executive's annual base salary and annual incentive compensation bonus collectively shall be referred to herein as his "Annual Salary."


          II.2  Benefits.  During the Employment Term, the Executive shall be
                --------
eligible for participation in and covered by any and all such performance, bonus, profit sharing, incentive, stock option, and other compensation plans and such medical, dental, disability, life, and other insurance plans and such other benefits generally available to other employees of the Company in similar employment positions, on the same terms as such employees, subject to meeting applicable eligibility requirements (collectively referred to herein as the "Company Benefit Plans"), including but not limited to, the Amended and Restated Inference Corporation 1993 Stock Option Plan.


          II.3  Reimbursement of Expenses.  The Executive shall be entitled to
                -------------------------
receive prompt reimbursement of all reasonable expenses incurred by the Executive in performing services hereunder, including all expenses of travel, entertainment and living expenses while away from home on business at the request of, or in the service of, the Company, provided that such expenses are incurred and accounted for in accordance with the policies and procedures established by the Company.


          II.4  Automobile Allowance.  The Company shall provide the Executive
                --------------------
with an automobile allowance in the amount of Six Hundred Dollars ($600) per month as reimbursement to the Executive of costs and expenses incurred by the Executive for the purchase or lease and maintenance and operation of an automobile for use by the Executive in the performance of the Executive's duties hereunder. Such automobile allowance shall be paid in substantially equal semi-monthly installments.


          II.5  Vacation and Holidays.  The Executive shall be entitled to an
                ---------------------
annual vacation leave of four (4) weeks at full pay or such greater vacation benefits as may be provided for by the Company's vacation policies applicable to senior executives of the Company. Any unused vacation time may be accumulated and carried over from one year to the next; provided, however only eight weeks of vacation may be accumulated at any time; or provided, however, if any vacation time would otherwise be carried over for a second year, the Executive may, at his option, elect not to have such vacation time carried over but may instead request the Company to compensate the Executive for such vacation time by paying the Executive for such time at the Executive's then current base salary rate. Except to the extent that accumulated vacation time is paid off by the Company as described above, none of the accumulated vacation time will be lost for any reason. Executive shall be entitled to such holidays as are established by the Company for all employees.


          II.6  Life Insurance.  In addition to the life insurance provided to
                --------------
all employees of the Company (see Section 2.2 above), the Company shall provide Executive life insurance in the amount of $1,000,000 payable to the beneficiaries designated by the Executive.


          II.7  Annual Physical.  The Company shall reimburse the Executive for
                ---------------
all costs and expenses incurred by the Executive in connection with a complete annual physical.


                                 ARTICLE III
                       CONFIDENTIALITY AND NONDISCLOSURE


          III.1  Confidentiality.  Executive will not during Executive's
                 ---------------
employment by the Company or thereafter at any time disclose, directly or indirectly, to any person or entity or use for Executive's own benefit any trade secrets or confidential information relating to the Company's business, operations, marketing data, business plans, strategies, employees, negotiations and contracts with other companies, or any other subject matter pertaining to the business of the Company or any of its clients, customers, consultants, or licensees, known, learned, or acquired by Executive during the period of Executive's employment by the Company (collectively "Confidential Information"), except as may be necessary in the ordinary course of performing Executive's particular duties as an employee of the Company.

                                      -2-
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          III.2  Return of Confidential Material.  Executive shall promptly
                 -------------------------------
deliver to the Company on termination of Executive's employment with the Company, whether or not for Cause and whatever the reason, or at any time the Company may so request, all memoranda, notes, records, reports, manuals, drawings, blueprints, Confidential Information and any other documents of a confidential nature belonging to the Company, including all copies of such materials which Executive may then possess or have under Executive's control. Upon termination of Executive's employment by the Company, Executive shall not take any document, data, or other material of any nature containing or pertaining to the proprietary information of the Company.


          III.3  Prohibition on Solicitation of Customers.  During the term of
                 ----------------------------------------
Executive's employment with the Company and for a period of two (2) years thereafter Executive shall not, directly or indirectly, either for Executive or for any other person or entity, solicit any person or entity to terminate such person's or entity's contractual and/or business relationship with the Company, nor shall Executive interfere with or disrupt or attempt to interfere with or disrupt any such relationship. None of the foregoing shall be deemed a waiver of any and all rights and remedies the Company may have under applicable law.


          III.4  Prohibition on Solicitation of Employees, Agents or Independent
                 ---------------------------------------------------------------
Contractors After Termination.  During the term of Executive's employment with
-----------------------------
the Company and for a period of two (2) years following the termination of Executive's employment with the Company, Executive will not solicit any of the employees, agents, or independent contractors of the Company to leave the employ of the Company for a competitive company or business. However, Executive may solicit any employee, agent or independent contractor who voluntarily terminates his or her employment with the Company after a period of 120 days have elapsed since the termination date of such employee, agent or independent contractor. None of the foregoing shall be deemed a waiver of any and all rights and remedies the Company may have under applicable law.


          III.5  Right to Injunctive and Equitable Relief.  Executive's
                 ----------------------------------------
obligations not to disclose or use Confidential Information and to refrain from the solicitations described in this Article III are of a special and unique character which gives them a peculiar value. The Company cannot be reasonably or adequately compensated for damages in an action at law in the event Executive breaches such obligations. Therefore, Executive expressly agrees that the Company shall be entitled to injunctive and other equitable relief without bond or other security in the event of such breach in addition to any other rights or remedies which the Company may possess or be entitled to pursue. Furthermore, the obligations of Executive and the rights and remedies of the Company under this Article III are cumulative and in addition to, and not in lieu of, any obligations, rights, or remedies created by applicable law relating to misappropriation or theft of trade secrets or Confidential Information.


          III.6  Survival of Obligations.  Executive agrees that the terms of
                 -----------------------
this Article III shall survive the term of this Agreement and the termination of Executive's employment by the Company.


                                  ARTICLE IV

                                 TERMINATION

          IV.1  Definitions.  For purposes of this Article IV, the following
                -----------
definitions shall be applicable to the terms set forth below:


                (a)  Cause.  "Cause" shall mean only the following: (i) the
                     -----
Executive's death or Disability; (ii) the willful and continued failure by the Executive to substantially perform his duties hereunder (other than such failure resulting from the Executive's incapacity due to physical or mental illness) after demand for substantial performance is delivered by the Company that specifically identifies the manner in which the Company believes the Executive has not substantially performed his duties; (iii) willful misconduct by the Executive which is materially injurious to the Company; (iv) conviction of a felony under the laws of the State of California; (v) habitual drunkenness by the Executive; or (vi) a willful, material breach of this Agreement by the Executive. For purposes of this Agreement, no act, or failure to act, on the Executive's part shall be considered "willful" unless done, or omitted to be done, by the Executive in bad faith and without a reasonable belief that such action or omission by the Executive was in the best interests of the Company. Notwithstanding anything to the contrary in the foregoing, no termination or other action shall be considered to be for Cause under this Agreement unless (x) the Executive first shall have received at least 5 days written notice setting forth the reasons for the Company's intention to terminate or take other action and shall have been provided an opportunity to appear, accompanied by counsel, and be heard before the Board of Directors; (y) after such appearance before the Board, the Board of Directors shall have duly adopted have provided to the Executive a certified resolution finding that in the good faith opinion of such Directors the

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Executive was guilty of conduct constituting Cause, as set forth above, and specifying the particulars thereof in detail; and (z) the Executive shall have failed to cure or remedy the event constituting Cause within 15 days after the Executive's receipt of such certified resolution from the Board of Directors.


          (b)  Disability.  "Disability" shall mean a physical or mental
               ----------
incapacity as a result of which the Executive becomes unable to continue the proper performance of his duties hereunder (reasonable absences because of sickness for up to three (3) consecutive months excepted). A determination of Disability shall be subject to the certification of a qualified medical doctor agreed to by the Company and the Executive or, in the event of the Executive's incapacity to designate a doctor, the Executive's legal representative. In the absence of agreement between the Company and the Executive, each party shall nominate a qualified medical doctor and the two doctors so nominated shall select a third doctor, who shall make the determination as to Disability.


          (c)  Good Reason.  "Good Reason" shall mean each of the following: (i)
               -----------
the failure of the Company to vest the Executive, without the Executive's consent, with the powers and authority of the Executive's office or position of employment as contemplated herein, or any removal of the Executive from or failure to re-elect the Executive, without the Executive's consent, to a position of employment consistent with the position and status of Executive as set forth herein; (ii) a reduction by the Company, without the Executive's consent, in the Executive's annual base salary as it may exist from time to time; (iii) a failure by the Company, without the Executive's consent, to continue any Company Benefit Plans in which the Executive presently is entitled to participate, as the same may be modified from time to time; (iv) a failure, without the Executive's consent, by the Company to continue the Executive as a participant in any Company Benefit Plans on at least the same basis as he presently participates in such plans; (v) the requirement by the Company, without Executive's consent, that the Executive be based anywhere other than within 50 miles of the Executive's present office location, except for required travel on the Company's business to an extent substantially consistent with the Executive's present business travel obligations; (vi) a failure by the Company to comply with any material provisions of this Agreement which has not been cured within thirty (30) days after notice of such noncompliance has been given by the Executive to the Company, or if such failure is not capable of being cured in such time, a cure shall not have been diligently initiated by the Company within such thirty-day period; or (vii) a failure by the Company to obtain from any successor, before the succession takes place, an agreement to assume and perform this Agreement; provided, however, that any of the foregoing actions shall not be considered to be Good Reason if such action is undertaken by the Company for Cause.


          IV.2  Termination by Company.  The Executive's employment hereunder
                ----------------------
may be terminated by the Company immediately for Cause. Subject to the other provisions contained in this Agreement, the Company may terminate this Agreement for any reason other than Cause upon thirty (30) days' written notice to Executive. The effective date of termination ("Effective Date") shall be considered to be thirty (30) days subsequent to written notice of termination; however, the Company may elect to have Executive leave the Company immediately.


          IV.3  Severance Benefits Received Upon Termination.
                ---------------------------------------------

                (a) If (i) at any time the Executive's employment is terminated by the Company for Cause, or (ii) at any time the Executive's employment is terminated by the Executive without Good Reason, the Company shall pay the Executive his base salary through the end of the month during which such termination occurs (or at the Executive's election, the rate in effect on the first day of the month preceding the month in which the date of termination occurs) plus credit for any accrued vacation and the Company shall thereafter have no further obligations under this Agreement to the Executive or his dependents, beneficiaries or estate; provided, however, that the Company will continue to honor any obligations that may have been accrued under then existing Company Benefit Plans or any other agreements or arrangements applicable to the Executive.

                (b) If (i) at any time the Executive's employment is terminated by the Company without Cause or (ii) at any time the Executive's employment is terminated by the Executive for Good Reason, then the Company shall:

                     (1) pay to the Executive within four business days following the date of termination his base salary through the end of the month during which such termination occurs (or at the Executive's election, the rate in effect on the first day of the month preceding the month in which the date of termination occurs) plus credit for any vacation earned but not taken; and

                     (2) pay to the Executive as severance pay in a lump sum, in cash, within seven business days following the date of termination, an amount equal to twice the Executive's annual base salary in effect as of the date of termination (or at the Executive's election, 24 times the Executive's monthly base salary in effect on the first day of the month preceding the month in which the termination occurs); provided, however, that if the lump sum severance payment under this Section 4.3(b)(2), either alone or together with other payments which the Executive has the right to receive from the Company, would constitute a "excess parachute payment" (as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the "Code")), such lump sum severance payment shall be reduced to the largest amount as will result in no portion of the lump sum severance payment under this Article III being subject to the excise tax imposed by Section 4999 of the Code; and


                (3) maintain, at the Company's expense, in full force and effect, for the Executive's continued benefit until the earlier of (i) two years after the date of termination or (ii) the Executive's commencement of full time employment with a new employer, all life insurance, medical, health and accident, and disability plans, programs or arrangements in which the Executive was entitled to participate immediately prior to the date of termination, provided that the Executive's continued participation is possible under the general terms and provisions of such plans and programs. In the event that the Executive's participation in any such plan or program is barred, the Company shall arrange to provide the Executive with benefits substantially similar to those which the Executive was entitled to receive under such plans or programs. Subsequent health insurance benefits will be in accordance with COBRA.


          IV.4  No Obligation to Mitigate Damages; No Effect on Other
                -----------------------------------------------------
Contractual Rights.
------------------

                (a) The Executive shall not be required to mitigate damages or the amount of any payment provided for under this Agreement by seeking other employment or otherwise, nor shall the amount of any payment provided for under this Agreement be reduced by any compensation earned by the Executive as the result of employment by another employer after the date of termination, or otherwise (except as provided in Section 4.3(b)(3)).

                (b) The provisions of this Agreement, and any payment or benefit provided for hereunder, shall not reduce any amounts otherwise payable, or in any way diminish the Executive's existing rights, or rights which would accrue solely as a result of the passage of time, under any Company Benefit Plan, employment agreement or other contract, plan or arrangement.


                                 ARTICLE V

               ASSUMPTION OF OBLIGATIONS BY SUCCESSOR TO COMPANY


          V.1  Assumption of Obligations.  The Company will require any
               -------------------------
successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance satisfactory to the Executive, expressly, absolutely and unconditionally to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place. Any failure of the Company to obtain such agreement prior to the effectiveness of any such succession or assignment shall be a material breach of this Agreement. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor or assign to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this
Article V or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law. If at any time during the term of this Agreement the Executive is employed by any corporation a majority of the voting securities of which is then owned by the Company, "Company" as used in this Agreement shall in addition include such employer. In such event, the Company agrees that it shall pay or shall cause such employer to pay any amounts owed to the Executive pursuant to this Agreement.


          V.2  Beneficial Interests.  This Agreement shall inure to the benefit
               --------------------
of and be enforceable by the Executive's personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amounts are still payable to him hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee, or other designee or, if there be no such designee, to the Executive's estate.


                                 ARTICLE VI
                              GENERAL PROVISIONS


          VI.1  Notice.  For purposes of this Agreement, notices and all other
                ------
communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, as follows:

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  If to the Company:     Inference Corporation
                         100 Rowland Way
                         Novato, California 94945
                         Attn: Corporate Secretary

  If to the Executive:   Peter R. Tierney
                         4 Parkside Way
                         Greenbrae, California  94904

or such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.


          VI.2  No Waivers.  No provision of this Agreement may be modified,
                ----------
waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.


          VI.3  Governing Law.  This Agreement shall be governed by and
                -------------
construed in accordance with the laws of the State of California.


          VI.4  Severability or Partial Invalidity.  The invalidity or
                ----------------------------------
unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.


          VI.5  Counterparts.  This Agreement may be executed in one or more
                ------------
counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.


          VI.6  Legal Fees and Expenses.  Should any party institute any action
                -----------------------
or proceeding to enforce this Agreement or any provision hereof, or for damages by reason of any alleged breach of this Agreement or of any provision hereof, or for a declaration of rights hereunder, the prevailing party in any such action or proceeding shall be entitled to receive from the other party all costs and expenses, including reasonable attorneys' fees, incurred by the prevailing party in connection with such action or proceeding.


          VI.7  Entire Agreement.  This Agreement constitutes the entire
                ----------------
agreement of the parties and supersedes all prior written or oral and all contemporaneous oral agreements, understandings, and negotiations between the parties with respect to the subject matter hereof. This Agreement is intended by the parties as the final expression of their agreement with respect to such terms as are included in this Agreement and may not be contradicted by evidence of any prior or contemporaneous agreement. The parties further intend that this Agreement constitutes the complete and exclusive statement of its terms and that no extrinsic evidence may be introduced in any judicial proceeding involving this Agreement.


          VI.8  Assignment.  Subject to the provisions of Article V hereof, this
                ----------
Agreement and the rights, duties, and obligations hereunder may not assigned or delegated by any party without the prior written consent of the other party shall be void and be of no effect. Notwithstanding the foregoing provisions of this Section 6.8, the Company may assign or delegate its rights, duties, and obligations hereunder to any person or entity which succeeds to all or substantially all of the business of the Company through merger, consolidation, reorganization, or other business combination or by acquisition of all or substantially all of the assets of the Company; provided that such person assumes the Company's obligations under this Agreement in accordance with
Section 5.1.


          VI.9  Arbitration.  Any controversy, dispute, claim or other matter in
                -----------
question arising out of or relating to this Agreement shall be settled, at the request of either party, by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA"), and judgement upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof, subject to the following terms, conditions and exceptions:

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

          (a) Notice of the demand for arbitration shall be filed in writing with the other party and with the AAA. There shall be a panel of three (3) arbitrators whose selection shall be made in accordance with the procedures then existing for the selection of such arbitrators by the AAA.

          (b) Reasonable discovery shall be allowed in arbitration.

          (c) The costs and fees of the arbitration shall be allocated by the arbitrators.


          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                          INFERENCE CORPORATION, a Delaware corporation


                          By:
                              -------------------------------------------
                                William D. Griffin, Senior Vice President,
                                Chief Financial Officer and Secretary


                          EXECUTIVE


                          -----------------------------------------------
                          Peter R. Tierney

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

                                 EXHIBIT A


                        EXECUTIVE EMPLOYMENT AGREEMENT



A.  Base Salary
    -----------

    Annual base salary as of February 1, 1997:  $265,000


B.  Incentive Compensation Bonus
    ----------------------------

    As set forth in Section 2.1 of the Agreement, the Executive shall receive from the Company an incentive compensation bonus which shall be part of the Executive's Annual Salary. The amount of the incentive compensation bonus will be determined by the Board of Directors.

    The amount of the Executive's incentive bonus shall be based upon the Company attaining mutually agreed upon financial objectives. Accordingly, if all of the mutually agreed-upon financial objectives are attained, Executive will receive an annual and/or quarterly incentive compensation bonus as determined by the Board of Directors for the applicable fiscal year or quarterly period, as the case may be. Should the Company not attain all of the relevant financial objectives, the Board of Directors shall use its discretion in determining the amount of the Executive's incentive compensation bonus. The annual incentive compensation bonus calculation shall be made promptly after the Company's audited financial statements are completed following each of the Company's fiscal years. The Company agrees to use its best efforts to complete the audit of its financial statements so as to permit payment of this annual incentive compensation bonus within ninety (90) days of the Company's fiscal year end. Any quarterly incentive compensation bonus calculation shall be made promptly after the Company's financial statements for the applicable quarter have been completed.

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